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                                                                   Exhibit 21.1


                           ASARCO CYPRUS INCORPORATED
                                AND SUBSIDIARIES
                     SCHEDULE OF CONSOLIDATED SUBSIDIARIES


     The following text sets forth the subsidiaries of the Company and of such subsidiaries:

ASARCO INCORPORATED


CYPRUS AMAX MINERALS COMPANY
                                                             Percentage of
                                                             voting securities
                                                             owned or other
SUBSIDIARIES OF ASARCO INCORPORATED:                         bases of control
                                                          ---------------------

Air Resources Corporation (Delaware)                              100.0
American Limestone Company, Inc. (Delaware)                       100.0
AR Mexican Explorations Inc. (Delaware)                           100.0
  Minera San Bernardo, S.A. de C.V. (Mexico)                      100.0
AR Mexican Holdings, Inc. (Delaware)                              100.0
  AR Specialty Chemicals, S.A. de C.V. (Mexico)                   100.0
     Enthone-OMI de Mexico S.A. de C.V. (Mexico)                  100.0
AR Silver Bell, Inc. (Delaware)                                   100.0
  Silver Bell Mining, L.L.C. (Delaware)                            75.0
AR Montana Corporation (Delaware)                                 100.0
  Montana Resources (Montana Partnership)                          49.9
Asarco Arizona, Inc. (Delaware)                                   100.0
Asarco Exploration Company, Inc. (New York)                       100.0
  Asarco Guiane Francaise S.A.R.L.                                100.0
  Empresa Minera Manquiri S.R.L. (Bolivia)                         50.0
Asarco Exploration Company of Canada, Limited (Canada)            100.0
Asarco International Corporation (Delaware)                       100.0
Asarco International Corp. FSC (Virgin Islands)                   100.0
Asarco Oil and Gas Company, Inc. (New York)                       100.0
Asarco Peruvian Exploration Company (Delaware)                    100.0
ASARCO Santa Cruz, Inc. (Delaware)                                100.0
  Covington Land Company (Delaware)                               100.0
  CP Water Company (Arizona)                                      100.0
Bridgeview Management Company, Inc. (New Jersey)                  100.0
Compania Minera Asarco, S.A. (Chile)                              100.0
Domestic Realty Company, Inc. (Montana)                           100.0
Encycle, Inc. (Delaware)                                          100.0
  Hydrometrics, Inc. (Delaware)                                   100.0
     Compania Hydrometrics de Mexico S.A. de C.V.                 100.0
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  Encycle/Texas, Inc. (Delaware)                                  100.0
Enthone, Incorporated (New York)                                  100.0
Enthone-OMI, Inc. (Delaware)                                      100.0
  Enthone-OMI (Austraila) Pty. Ltd. (Victoria, Australia)         100.0
  Enthone-OMI Holding GmbH (Austria)                              100.0
  Enthone-OMI (Benelux) B.V. (The Netherlands)                    100.0
     Enthone-OMI (Austria) GmbH                                   100.0
     Enthone-OMI (France) S.A. (France)                            28.5
     Enthone-OMI Holdings (Deutschland) GmbH (Germany)            100.0
       Deutsche Oberflachentichnik GmbH (Germany)                 100.0
          DOT Rechenzentrum GmbH (Germany)                        100.0
          L.P.W. Benelux B.V. (Netherlands)                       100.0
          L.P.W. Chemie GmbH (Germany)                             51.0
          Blasberg Oberflachentechnik GmbH (Germany)              100.0
            Blasberg GTL Service and Vertriebs GmbH (Germany)     100.0
          Blasberg Ytteknik AB (Sweden)                           100.0
          Galvano Production Chemie GmbH (Germany)                100.0
          L.P.W. France SARL (France)                              95.0
          Riedel Oberflachentichnik GmbH (Germany)                100.0
          L.P.W. Oberflachentichnik Sp.z.o.o. (Poland)            100.0
          Nihon LPW K.K. (Japan)                                   30.0
          Wunsch Chemie GmbH (Germany)                            100.0
       Enthone-OMI (Italia) S.A.R.L. (Italy)                       51.6
       Enthone-OMI Holdings (Europe) S.A.S. (France)              100.0
          Enthone-OMI (Italia) S.A.R.L. (Italy)                    48.4
          Internacional de Manufacturas Asociadas S.A. (Spain)    100.0
          Imasa A.G. (Switzerland)                                 40.0
          Enthone-OMI Holdings (U.K.) Ltd. (United Kingdom)        17.6
            AMZA Ltd. (Israel)                                     33.3
            Enthone-OMI (U.K.) Limited (United Kingdom)           100.0
          Enthone-OMI (Sverige) A.B. (Sweden)                     100.0
       Enthone-OMI Finance N.V. (Netherlands Antilles)            100.0
Enthone-OMI (Canada) Inc. (Ontario, Canada)                       100.0
     IMASA B.V. (The Netherlands)                                 100.0
Enthone-OMI (Hong Kong) Company Limited (Hong Kong)                 5.5
Enthone-OMI K.K. (Japan)                                          100.0
     IMASA Kemi A.B. (Sweden)                                     100.0
Enthone-OMI Holdings (U.K.) Ltd. (United Kingdom)                  82.4
OMI Holdings S.A. (Switzerland)                                   100.0
     Electroplating Engineers of Japan Ltd. (Japan)                25.0
     Enthone-OMI (Suisse) S.A. (Switzerland)                      100.0
OMI International Corporation (Delaware)                          100.0
     Enthone-OMI (Espana) S.A. (Spain)                            100.0
     Enthone-OMI (Europe) Corporation (Delaware)                  100.0

                                       2
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     Enthone-OMI (Hong Kong) Company Limited (Hong Kong)           94.5
       Hua-Mei Electroplating Technology Company, Ltd. (China)     51.0
Hua-Mei (Tianjin) Electroplating Technology Company, Ltd.          51.0
     Enthone-OMI (Singapore) Pte. Ltd. (Singapore)                 98.4
       Enthone-OMI (Malaysia) Sdn. Bhd. (Malaysia)                100.0
Federated Metals Canada Limited (Canada)                          100.0
Federated Metals Corporation (New York)                           100.0
Geominerals Insurance Company, Ltd. (Bermuda)                     100.0
Lac d'Amiante du Quebec, Ltee (Delaware)                          100.0
  LAQ Canada, Ltd. (Delaware)                                     100.0
Mining Development Company (Delaware)                             100.0
  Empresa Minera Manquiri S.R.L. (Bolivia)                         50.0
Minto Explorations Ltd. (British Columbia)                         55.8
Mission Exploration Company (Delaware)                            100.0
  Lesarco, Inc. (Philippines)                                      30.0
NCBR, Inc. (Delaware)                                             100.0
Northern Peru Mining Corporation (Delaware)                       100.0
Silver Valley Resources Corporation (Delaware)                     50.0
Southern Peru Copper Corporation (Delaware)                        63.1
     Fomenta, S.A. (Peru)                                          99.5
     Pegasus Travels, S.A. (Peru)                                  90.0
     Logistics Services Incorporated (Delaware)                   100.0
       LSI-Peru, S.A. (Peru)                                       98.2
     Multimines Corporation (Delaware)                            100.0
     Multimines Insurance Company, Ltd. (Bermuda)                 100.0
     Recursos e Inversiones Andinas, S.A. (Peru)                   91.0
       Compania Minera Los Tolmos, S.A. (Peru)                     98.1
The International Metal Company (New York)                        100.0
Tulipan Company, Inc. (Delaware)                                   63.0

-------------------
Not included in this listing are subsidiaries which in the aggregate would not constitute a significant subsidiary.


SUBSIDIARIES OF CYPRUS AMAX MINERALS COMPANY:

Cyprus Metals Company (Delaware)                                    100.0
  Cyprus Climax Metals Company (Delaware)                           100.0
     Byner Cattle Company (Nevada)                                  100.0
     Amax Metals Recovery, Inc. (Delaware)                          100.0
     Copper Market, Inc. (Arizona)                                  100.0
     Climax Molybdenum Company (Delaware)                           100.0
       Climax Molybdenum Marketing Corporation (Delaware)           100.0
       Climax Molybdenum B.V. (The Netherlands)                     100.0

                                       3
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     Climax Molybdenum GmbH (Germany)                               100.0
     Climax Molybdenum S.R.L. (Italy)                               100.0
     Cyprus Amax del Peru Corporation (Delaware)                    100.0
     Cyprus Amax Finance Chile Corporation (Delaware)               100.0
     Cyprus Amax PNG Holdings, Inc. (Delaware)                      100.0
     Cyprus Bagdad Copper Corporation (Delaware)                    100.0
     Cyprus Copper Marketing Corporation (Delaware)                 100.0
     Cyprus El Abra Corporation (Delaware)                          100.0
       Sociedad Contractual Minera El Abra (Chile) (a)               51.0
     Cyprus Miami Mining Corporation (Delaware)                     100.0
     Cyprus Pima Mining Company (California) (b)                    75.01
     Cyprus Pinos Altos Corporation (Delaware)                      100.0
     Cyprus Rod Chicago Corporation (Delaware)                      100.0
     Cyprus Sierrita Corporation (Delaware)                         100.0
       Las Quintas Serenas Water Co. (Arizona) (c)                   59.0
     Cyprus Tohono Corporation (Delaware)                           100.0
     Cyprus Tonopah Mining Corporation (Delaware)                   100.0
     Mt. Emmons Mining Company (Delaware)                           100.0
       Silver Springs Ranch, Inc. (Colorado)                        100.0
     Sociedad Minera Cerro Verde S.A. (Peru) (d)                     82.5
  Cyprus Gold Company (Delaware)                                    100.0
     Cyprus Copperstone Gold Corporation (Delaware)                 100.0
     Cyprus Amax Australia Corporation (Delaware)                   100.0
  Cyprus Exploration and Development Corporation (Delaware)         100.0
     Cyprus Amax China Corporation (Delaware)                       100.0
     Cyprus Amax Indonesia Corporation (Delaware)                   100.0
       PT Cyprus Amax Indonesia (Indonesia) (e)                      95.0
     Cyprus Amax Philippines Corporation (Delaware)                 100.0
     Cyprus Amax Zambia Corporation (Delaware)                      100.0
     Cyprus Amax Zimbabwe Corporation (Delaware)                    100.0
     Cyprus Canada Inc. (Canada)                                    100.0
     Cyprus Gold Exploration Corporation (Delaware)                 100.0
     Cyprus Metals Exploration Corporation (Delaware)               100.0
     Cyprus Minera de Panama, S.A. (Panama)                         100.0
     Minera Cyprus Antacori Corporation (Delaware)                  100.0
       Rio Blanco Exploration, LLC (Colorado) (f)                    50.0
  Compania Mexicana de Exploracion Cyprus, S.A. de C.V. (Mexico)    100.0
  Cyprus Mexico Corporation (Delaware)                              100.0
  Cyprus Minera de Chile Inc. (Delaware)                            100.0
  Minera Cuicuilco S.A. de C.V. (Mexico)                            100.0
  Servicios Cyprus S.A. de C.V. (Mexico)                            100.0

                                       4
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  Cyprus Specialty Metals Company (Delaware)                        100.0
  Cyprus Zinc Corporation (Delaware)                                100.0

Cyprus Amax Kansanshi Holdings Limited (Ireland)                    100.0
  Cyprus Amax Kansanshi PLC (Zambia) (g)                             17.8

Cyprus Amax Chile Holdings, Inc. (Delaware)                         100.0
  Minera Cyprus Chile Limitada (Chile) (i)                          90.33
  Minera Cyprus Amax Chile Limitada (Chile) (h)                      67.0


Cyprus Mines Corporation (Delaware)                                 100.0
  Cyprus Amax Minerals Japan Corporation (Delaware)                 100.0
  Cyprus Amax Leasing Corporation                                   100.0

Amax Nickel Overseas Ventures, Inc. (Delaware)                      100.0
American Metal Climax, Inc. (Delaware)                              100.0
Ametalco Inc. (New York)                                            100.0
  Ametalco Limited (England)                                        100.0
     Climax Molybdenum U.K. Limited (England)                       100.0
Climax Canada Ltd. (Delaware)                                       100.0
Amax Energy Inc. (Delaware)                                         100.0
  Amax Zinc (Newfoundland) Limited (Delaware)                       100.0
  Cyprus Meullaboho Coal Mining Limited (Bermuda)                   100.0
Cyprus Australia Coal Company (Delaware)                            100.0
  McIlwraith McEacharn Pty Limited (Australia)                      100.0
  McIlwraith Mining Pty Limited (New South Wales)                   100.0
  Oakbridge Pty Limited (New South Wales) (k)                       47.96
  Cyprus Springvale Pty Limited (New South Wales)                   100.0
  Cyprus (Queensland) Pty Limited (New South Wales)                 100.0

                                       5
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Kinross Gold Corporation (Ontario) (k)                              30.42

Amax de Chile, Inc. (Delaware)                                      100.0
Amax Exploration, Inc. (Delaware)                                   100.0
Amax Exploration (Ireland), Inc. (Delaware)                         100.0
Amax Investment (France), Inc. (Delaware)                           100.0
Amax Research & Development, Inc. (Delaware)                        100.0
Amax Arizona, Inc. (Nevada)                                         100.0
United States Metals Refining Company (Delaware)                    100.0
Amax Realty Development, Inc. (Bermuda)                             100.0
Amax Specialty Coppers Corporation (Delaware)                       100.0
Amax Specialty Metals (Driver), Inc. (Delaware)                     100.0
Blackwell Zinc Company, Inc. (New York)                             100.0
CAM Receivables Corporation (Delaware)                              100.0
Cyprus Amax Finance Corporation (Delaware)                          100.0
Missouri Lead Smelting Company (Delaware)                           100.0

--------------------
(a) 49% owned by Corporacion Nacional del Cobre de Chile
(b) 24.99% owned by BHP Minerals International Inc.
(c) 34% owned by John and Mary Gay; 7% owned by various individuals
(d) 9.2% owned by Cia. De Minas Buenaventura S.A.; 8.3% owned by various individuals
(e) 5% owned by Cyprus Amax Australia Corporation
(f) 50% owned by Newcrest International Pty. Ltd.
(g) 82.2% owned by Zambia Consolidated Copper Mines Limited
(h) 33% owned by Cyprus Specialty Metals Company
(i) 9.67% owned by Cyprus Exploration and Development Corporation
(j) 25.62% owned by Tomen Corporation; 23.57% owned by Nippon Oil (Australia) Pty. Ltd.; 2.85% owned by Kawasho Corporation. One fully paid "A" Class ordinary share owned by McIlwraith Mining Pty. Limited.



                                       6
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(k) 15.48% owned by Cyprus Amax Minerals Company; 8.57% owned by Amax Energy
    Inc.; 4.20% owned by Cyprus Gold Company; 2.17% owned by Minera Cyprus Amax Chile Limitada

                                       7